Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Giga-tronics Incorporated on Form S-1 (File No. 333-233987, effective November 4, 2019; File No. 333-227874, effective    October 19, 2018) and Form S-8 (File No. 333-252184, effective January 19, 2021; File No. 333-227872, effective October 17, 2018; File No. 333-135578, effective July 3, 2006; File No. 333-69688, effective September 24, 2001; File No. 333-45476, effective September 8, 2000; File No. 333-48889, effective March 30, 1998; File No. 333-39403, effective November 5, 1997; File No. 333-34719, effective August 29, 1997) of our report dated June 24, 2022, with respect to the consolidated balance sheets of Giga-tronics Incorporated and subsidiary as of March 26, 2022 and March 27, 2021, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the fiscal years in the two-year period ended March 26, 2022, which report appears in the March 26, 2022 annual report on Form 10-K of Giga-tronics Incorporated.

/s/ Armanino LLP

ArmaninoLLP

San Ramon, California

June 24, 2022